UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 30, 2006

(Date of earliest event reported)

NAUTILUS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-31321	94-3002667
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

16400 SE Nautilus Drive

Vancouver, Washington 98683

(Address of principal executive offices and zip code)

(360) 859-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

NAUTILUS, INC.

FORM 8-K

Item 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 30, 2006, Nautilus, Inc. entered into a supply agreement with a manufacturing partner that formalizes certain aspects of the parties’ current manufacturing relationship. The partner consists of a group of related entities: Action Fast Associates Limited, a British Virgin Islands company; Land America Health and Fitness Co., LTD, an enterprise organized under the laws of the Peoples Republic of China; and Xiamen World Gear Sporting Goods, LTD, an enterprise organized under the laws of the Peoples Republic of China. The initial term of the agreement runs through December 31, 2009.

The Company developed this supply agreement as part of its multi-year global sourcing and logistics strategy. The Company seeks to develop stronger relationships with certain suppliers to improve quality and customer service, generate operational leverage, and manage intellectual property. The supply agreement establishes minimum standards and expectations of the parties related to shipping terms, payment terms, quality standards and warranty terms. In addition, the agreement contains a confidentiality clause designed to protect Nautilus’ intellectual property related to new products and the manufacturing process. The supply agreement also establishes minimum purchase requirements related to specific items, which extend through December 31, 2009.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NAUTILUS, INC.
(Registrant)

July 7, 2006	By:	/s/ William D. Meadowcroft
(Date)		William D. Meadowcroft, Chief Financial Officer, Secretary and Treasurer